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                                                                   EXHIBIT 10.19


                                    AMENDMENT

         AMENDMENT, dated as of December 31, 1998, to License Agreement ("Agreement"), dated as of March 1, 1995, by and between Greg Norman and Great White Shark Enterprises, Inc. (collectively, "Norman") and Visual Edge Systems Inc. ("Licensee"), as amended on April 19, 1996, October 18, 1996 and June 3, 1997.

         Norman and Licensee hereby agree as follows:

         1. (a) As consideration for entering into this Amendment, Licensee agrees to pay to Norman a fee equal to:

                           (i)      200,000 shares of common stock of Licensee;

                           (ii) an option to purchase 100,000 shares of common stock of Licensee, with an exercise price of $1.00 per share, such options to be immediately vested;

                           (iii) 25,000 options currently held by Norman, repriced to $1.00 per share; and

                           (iv) 72,000 shares of common stock of Licensee, representing the portion of 102,000 shares of common stock of Licensee previously purchased by Norman but not yet delivered to Norman.

            (b) During each year of a Renewal Term (as defined in the Agreement), Licensee shall pay to Norman a guaranteed non-refundable fee of $500,000 in cash.

            (c) Notwithstanding the foregoing, if a Change of Control (as defined below) shall occur, the parties shall determine the aggregate amount paid by Licensee to Norman between January 1, 1999 and June 30, 2000. If such amount is less than $1,680,000, then Norman, at its sole discretion, may request that the new controlling persons of Licensee pay to Norman the amount of such difference within thirty days after June 30, 2000. For purposes hereof, "Change of Control" means (i) all or substantially all of the assets of Licensee are sold or disposed of, in one or in a series of transactions, to any "Person" or "Group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Securities Exchange Act of 1934, as amended); or (ii) an event or series of events (whether a stock purchase, merger, amalgamation,






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consolidation or other business combination or otherwise) by which any "Person"
or "Group" (as such terms are used in Sections 14(d)(2) and 13(d)(3), respectively, of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly of thirty percent (30%) or more of the combined voting power of the then outstanding common stock of Licensee, other than Infinity Investors Limited, any of its affiliates or Marion Interglobal, Ltd.

         2. Paragraph 1.1.17 of the Agreement is deleted and replaced in its entirety by the following:

                  "1.1.17 "Net Revenues" means total revenues, computed in United States Dollars, derived by Licensee and its Affiliates from the Sale of the Product at retail to Customers."

         3. Paragraph 1.1.22 of the Agreement is deleted and replaced in its entirety by the following:

                  "1.1.22 "Product" or "Products" means severally a videotape, CD-ROM or other similar medium (or the printed version thereof), sold by the Licensee under the name "One-on-One with Greg Norman," that is given or sold to a consumer upon use of the Concept in which Greg Norman's golf swing is compared to the user's golf swing using audio and video analysis of both swings."

         4. Paragraph 2.2 of the Agreement is amended by deleting the first sentence thereof and replacing it with the following:

                  "The first term shall be from July 1, 1996 to December 31, 2001 (the "First Term")."

         5. Paragraph 5.1 of the Agreement is deleted in its entirety.

         6. Paragraph 5.2 of the Agreement is deleted and replaced in its entirety by the following:

                  "5.2 (a) Subject to clause (b) below, on the fifteenth day of each calendar month, Licensee shall pay to Norman a royalty payment equal to (i) 13% of all Net Revenue derived from aggregate Sales of the Product commencing January 1, 1999, until such Sales shall total $24,172,000, and (ii) 8% of all Net Revenue derived from aggregate Sales of the Product commencing January 1, 1999 in excess of $24,172,000.



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                  (b) To the extent Licensee must make royalty payments at a rate of 13% pursuant to clause (a)(i) above, Licensee shall
                  (i) pay in cash the portion of such payments equal to 8% of Net Revenue derived from Sales of the Product and (ii) apply all additional amounts to payments previously made by Licensee to Norman.

         7. Paragraphs 5.3 and 5.10 of the Agreement are deleted in their entirety.

         8. Paragraph 5.12 of the Agreement is amended by deleting the reference to "$10.00" contained therein and replacing it with "$1.00".

         9. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy of the signature of any party hereto shall be as effective as an original copy of such signature.

         10. Except as expressly modified hereby, the Agreement, as amended to date, shall remain in full force and effect.

                            [signature page follows]



































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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   ---------------------------------------
                                   Greg Norman

                                   GREAT WHITE SHARK ENTERPRISES, INC.

                                   By:
                                      ------------------------------------

                                   VISUAL EDGE SYSTEMS INC.

                                   By:
                                      ------------------------------------
                                      Earl Takefman









































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